Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2021 in the Registration Statement (Form F-1) and the related Prospectus of WalkMe Ltd. dated May 17, 2021.

May 17, 2021

Tel-Aviv, Israel

/s/ Kost, Forer, Gabbay & Kasierer

A Member of Ernst & Young Global